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                                                                 EXHIBIT 10-D(5)



              FIFTH AMENDMENT TO 1977 INCENTIVE STOCK OPTION PLAN
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     The following language is added to the end of Section 7 of the
Corporation's 1977 Incentive Stock Option Plan ("Plan"), effective December 11, 1995:

      Appropriate provision shall be made for all taxes the Corporation determines to be required to be withheld in connection with the exercise of any option or stock appreciation right under the laws or other regulations of any governmental authority, whether Federal, state, or local and whether domestic or foreign. In the event than an optionee is required to pay to the Corporation any amount to be withheld in connection with the exercise of an option, the optionee may satisfy such obligation, in whole or in part, by electing to have the Corporation withhold a portion of the shares of stock to be received upon the exercise of the option, otherwise issuable to the optionee upon such exercise, having a value equal to the amount to be withheld (or such portion thereof as the optionee may elect). The value of the shares to be withheld shall be their fair market value on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Such "fair market value" shall be the mean between the highest and lowest prices of a share of the Corporation's Common Stock, as reported on the Consolidated Transactions Reporting System, or its equivalent successor, for the Tax Date.

      Any election by an optionee to have shares withheld under this
      Section 7 shall be subject to such terms and conditions as the Committee may specify, and to the following restrictions:

            (i)  the election shall be
                 irrevocable;

            (ii) the election shall be subject,
                 in whole or in part, to the approval of the Committee and to such rules as it may adopt;

            (iii) in the case of an optionee
                 subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended and in effect at the time, the election must be made either (a) not less than six months prior to the Tax Date, or
                 (b) during the period beginning on the
                 third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.